                                                                   Exhibit 10.82

                                    GUARANTY


         This GUARANTY is made as of this 31st day of March, 2000, by the undersigned guarantors (each a "Guarantor" and any and all collectively the "Guarantors") to Comerica Bank, as the Agent ("Agent") for and on behalf of the Banks (as defined below).

                                    RECITALS

         A. Pursuant to that certain Ha-Lo Industries, Inc. Revolving Credit Agreement dated as of March 31, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement") by and among Ha-Lo Industries, Inc., an Illinois corporation ("Company"), the Canadian Permitted Borrower, the Agent and the financial institutions which are named in and signatories to the Credit Agreement ("Banks"), the Banks have agreed to extend credit to the Company on the terms set forth in the Credit Agreement, with such credit consisting of (i) the Revolving Credit in an aggregate amount, subject to the terms of the Credit Agreement, not to exceed Eighty Million Dollars ($80,000,000) at any one time outstanding, (ii) as part of the Revolving Credit, a facility for the issuance of letter(s) of credit ("Letter(s) of Credit") for the account of the Company pursuant to Section 3 of the Agreement, and (iii) as part of the Revolving Credit, a Swing Line facility pursuant to Section 2.5 of the Credit Agreement.

         B. As a condition to entering into and performing their respective obligations under the Agreement, the Banks and the Agent have required that each of the Guarantors provide to the Agent, for and on behalf of the Banks, this Guaranty.

         C. Each of the Guarantors desires to see the success of the Company and furthermore, each of the Guarantors shall receive direct and/or indirect benefits from extensions of credit made or to be made pursuant to the Credit Agreement to the Company.

         D. The business operations of the Company and the other Guarantors are interrelated and complement one another, and such entities have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective properties, liabilities, and transactions; and (i) to permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes and (ii) the proceeds of advances under the Revolving Credit, the Swing Line and other credit facilities extended under the Credit Agreement will directly or indirectly benefit the Company and the other Guarantors hereunder, severally and jointly.

         E. The Agent is acting as agent for the Banks pursuant to Section 12 of the Credit Agreement.

         NOW, THEREFORE, to induce each of the Banks to enter into and perform its obligations under the Credit Agreement, each of the Guarantors has executed and delivered this guaranty (as amended and otherwise modified from time to time, "Guaranty").

         1. DEFINITIONS. Unless otherwise provided herein, all capitalized terms in this Guaranty shall have the meanings specified in the Credit Agreement. The term "Banks" as used herein shall include any successors or assigns of the Banks in accordance with the Credit Agreement.

         2. GUARANTY. Each of the Guarantors (excepting only the Company which is directly obligated as a Borrower under the Credit Agreement, as to its own Indebtedness thereunder), hereby, jointly and severally, guarantees to the Banks the due and punctual payment to the Banks when due, whether by acceleration or otherwise, of all amounts, including, without limitation, principal, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by or against the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding), and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with all Indebtedness under or in connection with the Credit Agreement or the other Loan Documents, whether such Indebtedness is now existing or hereafter arising including but not limited to:

                  (a) the aggregate principal amount of all outstanding Advances under the Credit Agreement together with all interest accrued thereon from time to time pursuant to the terms and conditions of the Credit Agreement;

                  (b) any and all Letter of Credit Agreements executed or to be executed by the Company, from time to time pursuant to the Credit Agreement, and any Letters of Credit issued or to be issued thereunder; and

                  (c) all extensions, renewals and amendments of or to the Credit Agreement, any Notes (if issued thereunder), or such other Indebtedness, or any replacements or substitutions therefor;


whether on account of principal, interest, reimbursement obligations, fees, indemnities, and reasonable costs and expenses (including without limitation, all reasonable fees and disbursements of counsel to the Agent or any Bank) or otherwise, and each of the Guarantors hereby jointly and severally agrees that if the Borrowers (or any of them) shall fail to pay any of such amounts when and as the same shall be due and payable, or shall fail to perform and discharge any covenant, representation or warranty in accordance with the terms of the Credit Agreement, the Letter of Credit Agreements or any of the other Loan Documents (subject, in each case, to any applicable periods of grace or cure), each of such Guarantors, will forthwith pay to the Agent, on behalf of the Banks, an amount equal to any such amount or cause each of the Borrowers, as applicable, to do so, and will pay any and all damages that may be incurred or suffered in consequence thereof by the Agent or any of the Banks and all reasonable expenses, including reasonable attorneys' fees, that may be incurred by the Agent in enforcing such covenant, representation or warranty of the Company, and in enforcing the covenants and agreements of this Guaranty.

         3. UNCONDITIONAL CHARACTER OF GUARANTY. The obligations of each of the Guarantors under this Guaranty shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit, or any of the other Loan Documents, or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof, the recovery of any judgment against any Person or action to enforce the same, any failure or delay in the enforcement of the obligations of the Company under the Credit Agreement, or any of the other Loan Documents, or any setoff, counterclaim, recoupment, limitation, defense or termination whether with or without notice to the Guarantors. Each of the Guarantors hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents, any right to require a proceeding first against the Company, or against any other guarantor or other party providing collateral, or to exhaust any security for the performance of the obligations of the Company, any protest, presentment, notice or demand whatsoever, and each Guarantor hereby covenants that this Guaranty shall not be terminated, discharged or released except, subject to Section 5.8 hereof, upon final payment in full of all amounts due and to become due from the Company as and to the extent described above, and only to the extent of any such payment, performance and discharge. Each Guarantor hereby further covenants that no security now or subsequently held by the Agent or the Banks for the payment of the Indebtedness to the Agent or to the Banks under the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or the other Loan Documents (including, without limitation, any security for any of the foregoing), whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of the Agent or the Banks in respect of such security, shall affect in any manner whatsoever the unconditional obligations of this Guaranty, and that the Agent and each of the Banks in their respective sole discretion and without notice to any of the Guarantors, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligations of this Guaranty.

         Without limiting the generality of the foregoing, such obligations, and the rights of the Agent to enforce the same, on behalf of the Banks by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected to the extent permitted by applicable law, by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting any of the Borrowers, any or all of the Guarantors or any other person including any discharge of, or bar or stay against collecting, all or any of the Indebtedness in or as a result of any such proceeding; (ii) any change in the ownership of any of the capital stock (or other ownership interests) of any of the Borrowers or any or all of the Guarantors, or any other party providing collateral for any Indebtedness covered by the Guaranty, or any of their respective Affiliates;
(iii) the election by the Agent or any Bank, in any bankruptcy proceeding of any person, to apply or not apply Section 1111(b)(2) of the Bankruptcy Code;
(iv) any extension of credit or the grant of any security interest or lien under
Section 363 of the Bankruptcy Code; (v) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person; (vi) the avoidance of any security interest or lien in favor of the Agent or any Bank for any reason; (vii) any action taken by the Agent or any Bank that is authorized by this paragraph or any other provision of this Guaranty; or (viii) any other principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms hereof.

         Until all Indebtedness guarantied hereunder is indefeasibly paid and performed in full, each of the Guarantors waives with respect to each of the Borrowers, their respective successors and assigns and any other person, including other guarantors, who may have similar rights against the any of the Borrowers, any and all rights of subrogation, reimbursement, exoneration, contribution or setoff, any and all rights to participate in any claim or remedy of the Agent or any Bank against any of the Borrowers or any Collateral, and any and all other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated or to a holder or transferee against a maker, and which the Guarantors may have or hereafter acquire against the transferee against the maker, and which any Guarantor may have or hereafter acquire against the Borrowers or any such other person by contract, at law or in equity in connection with or as a result of the Guarantor's execution, delivery and/or performance of this Guaranty or any other Loan Document. Until the indefeasible payment in full of the Indebtedness guaranteed hereunder, each Guarantor shall not have or assert any such claims or rights against each of the Borrowers, their respective successors and assigns or any such other person either directly or as an attempted setoff to any action, commenced against any Guarantor by such Borrower, the Agent, any Bank or any other person. Each Guarantor hereby acknowledges and agrees that this waiver is intended to be for the benefit of the Borrowers, as a third party beneficiary, as well as for the benefit of the Agent and the Banks. Therefore, the waiver set forth herein shall remain at all times hereafter in full force and effect and may be enforced by such Borrower in its own name and right, notwithstanding that all Indebtedness of such Borrower to the Agent and Banks arising under the Loan Documents has been repaid in full.

         Guarantor assumes the risk of keeping informed concerning the financial condition of the Borrowers and all other circumstances bearing upon the risk of nonpayment of the obligations of the Borrowers in favor of the Agent and Banks arising under the Loan Documents.

         Each of the Guarantors hereby waives to the fullest extent possible under applicable law:

                  (a) any defense based upon the doctrine of marshaling of assets or upon an election of remedies by Agent or the Banks including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of any of the Guarantors or the rights of any of the Guarantors to proceed against any or all of the other Guarantors, for reimbursement, or both;

                  (b) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (c) any duty on the part of Agent or the Banks to disclose to any of the Guarantors any facts Agent or the Banks may now or hereafter know about any of the Borrowers, regardless of whether Agent or any Bank has reason to believe that any such facts materially increase the risk beyond that which any such Guarantor intends to assume or has reason to believe that such facts are unknown to such Guarantor or has a reasonable opportunity to communicate such facts to the Guarantors, since each of such Guarantors acknowledges that it is fully responsible for being and keeping informed of the financial condition of each of the Borrowers and of all circumstances bearing on the risk of non-payment of any Indebtedness hereby guaranteed;

                  (d) any defense arising because of Agent's or the Banks' election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b) (2) of the Federal Bankruptcy Code;

                  (e) until the Indebtedness is finally and indefeasibly paid in full, any claim for reimbursement, contribution, indemnity or subrogation which such Guarantor may have or obtain against the Borrowers, or any of them by reason of the payment by such Guarantor of any Indebtedness and any set off, defense or counterclaim that any Borrower may have against the Agent or any of the Banks; and

                  (f) any other event or action (excluding compliance by the Guarantors with the provisions hereof) that would result in the discharge by operation of law or otherwise of the Guarantors, or any of them, from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.

         The Agent and each of the Banks may deal with the Borrowers, or any of them, and any security held by them for the obligations of the Canadian Permitted Borrower (as aforesaid) in the same manner and as freely as if this Guaranty did not exist and the Agent shall be entitled, on behalf of Banks, without notice to any of the Guarantors, among other things, to grant to the Borrowers, or any of them, such extension or extensions of time to perform any act or acts as may seem advisable to the Agent (on behalf of the Banks) at any time and from time to time, and to permit the Borrowers, or any of them, to incur additional indebtedness to Agent, the Banks, or any of them, without terminating, affecting or impairing the validity or enforceability of this Guaranty or the obligations of the Guarantors hereunder. Each Guarantor waives all rights to participate in any security now or hereafter held by the Agent or any Bank.

         The Agent may proceed, either in its own name (on behalf of the Banks) or in the name of each or any of the Guarantors, or otherwise, to protect and enforce any or all of its rights under this Guaranty by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantors. Each and every remedy of the Agent and of the Banks shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

         No waiver or release shall be deemed to have been made by the Agent or any of the Banks of any of their respective rights hereunder unless the same shall be in writing and signed by or on behalf of the requisite Banks as determined pursuant to the Credit Agreement, and any such waiver shall be a waiver or release only with respect to the specific matter and Guarantor or Guarantors involved, and shall in no way impair the rights of the Agent or any of the Banks or the obligations of the Guarantors under this Guaranty in any other respect at any other time.

         At the option of the Agent, any or all of the Guarantors may be joined in any action or proceeding commenced by the Agent against the Company or any of the other parties providing Collateral for any Indebtedness covered by this Guaranty in connection with or based upon the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents or other Indebtedness, or any provision thereof, and recovery may be had against any or all of the Guarantors in such action or proceeding or in any independent action or proceeding against any of them, without any requirement that the Agent or the Banks first assert, prosecute or exhaust any remedy or claim against the Company and/or any of the other parties providing Collateral for any Indebtedness covered by this Guaranty.

         4. REPRESENTATIONS AND WARRANTIES. Each Guarantor (i) ratifies, confirms and, by reference thereto (as fully as though such matters were expressly set forth herein), represents and warrants with respect to itself those matters set forth in Sections 6.1 through 6.19 inclusive, and 6.21 through 6.25, inclusive, of the Credit Agreement to the extent applicable to such Guarantor and those matters set forth in the recitals, and such representations and warranties shall be deemed to be continuing representations and warranties true and correct in all material respects so long as this Guaranty shall be in effect; and (ii) agrees not to engage in any action or inaction, the result of which would cause a violation of any term or condition of the Credit Agreement.

         5.  MISCELLANEOUS.

         5.1 GOVERNING LAW. This Guaranty shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and be enforceable in, the State of Illinois (without regard to principles of conflicts of laws), each Guarantor hereby consenting to the jurisdiction of state and all federal courts sitting in such state.

         5.2 SEVERABILITY. If any term or provision of this Guaranty or the application thereof to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

         5.3 NOTICE. All notices or other communications to be made or given pursuant to this Guaranty shall be sufficient if made or given as provided in
Section 13.6 of the Credit Agreement; or at such other addresses as directed by any of such parties to the others, as applicable, in compliance with this paragraph.

         5.4 RIGHT OF OFFSET. Each of the Guarantors acknowledges the rights of the Agent and of each of the Banks, subject to the applicable terms and conditions of the Credit Agreement, to offset against the Indebtedness of any Guarantor to the Banks under this Guaranty, any amount owing by the Agent or the Banks, or either or any of them to such Guarantors, whether represented by any deposit of such Guarantors (or any of them) with the Agent or any of the Banks or otherwise.

         5.5 RIGHT TO CURE. Each of the Guarantors shall have the right to cure any Event of Default under the Credit Agreement or the other Loan Documents with respect to obligations of the other Guarantors thereunder; provided that such cure is effected within the applicable grace period or period for cure thereunder, if any; and provided further that such cure can be effected in compliance with the Credit Agreement. Except to the extent of payments of principal, interest and/or other sums actually received by the Agent or the Banks pursuant to such cure, the exercise of such right to cure by any Guarantor shall not reduce or otherwise affect the liability of any other Guarantor under this Guaranty.

         5.6 AMENDMENTS; JOINDER OF ADDITIONAL GUARANTORS. The terms of this Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except as provided herein and in accordance with the Credit Agreement. In accordance with Section 7.19 of the Credit Agreement, future Subsidiaries of the Company shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to the Agent and the Banks that certain joinder agreement in the form attached to this Guaranty as Exhibit A.

         5.7 JOINT AND SEVERAL OBLIGATION, ETC. The obligation of each of the Guarantors under this Guaranty shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced against each severally, any two or more jointly, or some severally and some jointly. Any one or more of the Guarantors may be released from its obligations hereunder with or without consideration for such release and the obligations of the other Guarantors hereunder shall be in no way affected thereby. The Agent, on behalf of Banks, may fail or elect not to prove a claim against any bankrupt or insolvent Guarantor and thereafter, the Agent and the Banks may, without notice to any Guarantors, extend or renew any part or all of any Indebtedness of the Company under the Credit Agreement or otherwise, and may permit any such Person to incur additional Indebtedness, without affecting in any manner the unconditional obligation of each of the Guarantors hereunder. Such action shall not affect any right of contribution among the Guarantors.

         5.8 RELEASE. Upon the satisfaction of the obligations of the Guarantors hereunder, and when none of the Guarantors is subject to any obligation hereunder or under the Credit Agreement or any of the other Loan Documents, the Agent shall deliver to the Guarantors, upon written request therefor, (i) a written release of this Guaranty and (ii) appropriate discharges of any Collateral provided by the Guarantors for this Guaranty; provided however that, the effectiveness of this Guaranty shall continue or be reinstated, as the case may be, in the event: that any payment received or credit given by the Agent or the Banks, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal or national law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Guaranty shall thereafter be enforceable against the Guarantors as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Agent or the Banks, and whether or not the Agent or any Bank relied upon such payment or credit or changed its position as a consequence thereof.

         5.9 CONSENT TO JURISDICTION. Each of the Guarantors hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Michigan or Illinois state court sitting in Detroit or Chicago in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents and Guarantors hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan or Illinois state court. Each of the Guarantors irrevocably consent to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan or the State of Illinois (and to the receipt of any and all notices hereunder) by the delivery of copies of such process to Guarantors at their respective addresses specified in Section
5.3 hereof or by certified mail direct to such address.

         5.10 JURY TRIAL WAIVER. EACH OF THE GUARANTORS (AND THE AGENT AND EACH OF THE BANKS BY ACCEPTING THE BENEFITS HEREOF) HEREBY IRREVOCABLY AGREES TO WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS IN WHICH THE AGENT OR THE BANKS (OR ANY OF THEM), ON ONE HAND, AND THE COMPANY OR ANY OF THE GUARANTORS, ON THE OTHER HAND, ARE PARTIES, WHETHER OR NOT SUCH ACTIONS OR PROCEEDINGS ARISE OUT OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR OTHERWISE.

         5.11 LIMITATION UNDER APPLICABLE INSOLVENCY LAWS. Notwithstanding anything to the contrary contained herein, it is the intention of the Guarantors, the Agent and the Banks that the amount of the respective Guarantor's obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that the Guarantor's respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of the Guarantor's respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Guarantor's respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 5.11, then the amount of such excess shall, from and after the time of payment by the Guarantors (or any of them), be reimbursed by the Banks upon demand by such Guarantors. The foregoing proviso is intended solely to preserve the rights of the Agent and the Banks hereunder against the Guarantors to the maximum extent permitted by Applicable Insolvency Laws and neither the Company nor any Guarantor nor any other Person shall have any right or claim under this Section 5.11 that would not otherwise be available under Applicable Insolvency Laws.


         5.12 CURRENCY INDEMNITY. All amounts payable by any Guarantor under this Guaranty shall be paid to Agent at its main office in Detroit, Michigan, or otherwise as it may from time to time direct, in full, free (subject to the applicable terms and conditions of the Credit Agreement) of any present or future taxes, levies, imposts, duties, charges, fees or withholdings and without set-off or counterclaim or any restriction or deduction whatsoever. If any Guarantor is compelled by law to make any deduction or withholding, it will promptly pay to Agent such additional amounts as will result in the net amount received by Agent, subject to and in accordance with the applicable terms and conditions of the Credit Agreement, being equal to the full amount which would have been receivable had there been no deduction or withholding. Payment shall be in the Permitted Currency in which the monies, obligations or liabilities of such Guarantor or the Borrower were due, owing or incurred. No payment to Agent (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until Agent shall have received payment in full in the currency in which such obligation or liability was due, owing or incurred, and to the extent that the amount of such payment shall on actual conversion into such currency fall short of such obligation or liability, actual or contingent, expressed in that currency, Agent shall have a further separate cause of action against such Guarantor to recover the amount of the shortfall. If and to the extent such Guarantor fails to pay any amount due on demand, Agent may in its absolute discretion without notice to such Guarantor purchase at any time thereafter so much of any currency as Agent considers necessary or desirable to cover the obligations and liabilities of the Canadian Permitted Borrower, Guarantors and any of them in such currency hereby guaranteed at the then prevailing spot rate of exchange of Agent (as conclusively determined by Agent) for purchasing such currency with Dollars and each of the Guarantors hereby agrees to indemnify Agent against the full Dollar cost incurred by Agent for such purchase.



                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

         IN WITNESS WHEREOF, each of the undersigned Guarantors has executed this Guaranty as of the date first above written.


                                     HA-LO INDUSTRIES, INC.



                                     By:_______________________________________

                                     Its:______________________________________



                                     CREATIVE CONCEPTS IN ADVERTISING, INC.
                                     MARKET U.S.A. INC.
                                     PREMIER PROMOTIONS AND MARKETING, INC.
                                     LIPSON ASSOCIATES, INC. (d/b/a LAGA)
                                     UPSHOT DIRECT, INC.
                                     LEE WAYNE CORPORATION
                                     UPSHOT (NEW YORK), INC.
                                     HA-LO SPORTS, INC.
                                     PROMOTIONAL MARKETING, L.L.C.
                                     CF NAPA DESIGN, INC.


                                     By:_______________________________________

                                     Its:______________________________________


                                                                  Signature Page
                                                                      Guaranty

                                                                       EXHIBIT A
                                                                          TO
                                                                        GUARANTY


                                JOINDER AGREEMENT



         THIS JOINDER AGREEMENT is dated as of _________________, _______ by _________________________("New Guarantor").

         WHEREAS, pursuant to Section 7.19 of that certain Ha-Lo Industries, Inc. Revolving Credit Agreement dated as of March 31, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement") by and among Ha-Lo Industries, Inc.. ("Company"), the Canadian Permitted Borrower, the Banks signatory thereto and Comerica Bank, as the Agent for the Banks (in such capacity, "Agent"), and pursuant to Section 5.6 of that certain Guaranty dated as of March 31, 2000 (as amended or otherwise modified from time to time, the "Guaranty") executed and delivered by the Guarantors named therein ("Guarantors") in favor of the Agent, for and on behalf of the Banks, the New Guarantor must execute and deliver a Joinder Agreement in accordance with the Credit Agreement and the Guaranty.

         NOW THEREFORE, as a further inducement to Banks to continue to provide credit accommodations to the Company, New Guarantor hereby covenants and agrees as follows:

         1. All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.

         2. New Guarantor hereby enters into this Joinder Agreement in order to comply with Section 7.19 of the Credit Agreement and
                  Section 5.6 of the Guaranty and does so in consideration of the Advances made or to be made from time to time under the Credit Agreement (and the other Loan Documents, as defined in the Credit Agreement), from which New Guarantor shall derive direct and indirect benefit as with the other Guarantors (all as set forth and on the same basis as in the Guaranty).

         3. New Guarantor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Guaranty and the other Loan Documents, a Guarantor under the Guaranty and hereby ratifies and confirms its obligations under the Guaranty, all in accordance with the terms thereof.

         4. No Default or Event of Default (each such term being defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.

         5. This Joinder Agreement shall be governed by the laws of the State of Illinois and shall be binding upon New Guarantor and its successors and assigns.

         IN WITNESS WHEREOF, the undersigned New Guarantor has executed and delivered this Joinder Agreement as of __________________, _____.


                                      [NEW GUARANTOR]


                                       BY:________________________________

                                      ITS:________________________________


                                       2